ELIZABETH ARDEN, INC.
                         [Red Door Logo]


FOR IMMEDIATE RELEASE

       Elizabeth Arden, Inc. Announces Closing of Private Placement of
                  7 3/4% Senior Subordinated Notes due 2014
    ~ Net Proceeds to Redeem 11  % Senior Notes and 10 3/8% Senior Notes ~
     ~ Calls for Redemption Remaining 10 3/8% Senior Notes Outstanding ~
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New York, New York (January 13, 2004) -- Elizabeth Arden, Inc. (NASDAQ: RDEN),
a global prestige fragrance and beauty products company, today announced that it completed its previously announced offering of $225 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 (the "7 3/4% Notes"). The Company also announced it has called for redemption $84,285,000 aggregate principal amount of its 10 3/8% Senior Notes due 2007 (the "10 3/8% Notes"), representing all outstanding principal amounts that have not previously been called. The redemption date will be February 12, 2004.

The sale of the 7 3/4% Notes resulted in net proceeds to the Company of approximately $219.0 million. The Company will use the net proceeds from the sale of the 7 3/4% Notes to purchase any and all 11 3/4% Senior Secured Notes due 2011 that are tendered pursuant to its cash tender offer announced on December 24, 2003, as well as approximately $95 million aggregate principal amount of 10 3/8% Notes. The cash tender offer expires January 22, 2004 unless extended by the Company.

The 7 3/4% Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Red Door Revealed, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion, Forever Elizabeth and Gardenia, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramide and Eight Hour Cream; and the Elizabeth Arden cosmetics line.

Company Contact:   Marcey Becker
                   Senior Vice President, Finance
                   (203) 462-5809

Investor Contact:  Cara O'Brien/Lila Sharifian
                   Financial Dynamics
                   (212) 850-5600

Press Contact:     Stephanie Sampiere
                   Financial Dynamics
                   (212) 850-5600


     In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, key factors set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, that have a direct bearing on our results of operations. We caution that those factors could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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